SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Proxy Advisory Firm ISS Recommends ExxonMobil Shareholders Vote Engine No. 1’s WHITE Proxy Card “FOR” Engine No. 1 Nominees

ISS Believes the ExxonMobil Board Requires More-Relevant Industry Experience and Further Independence to Begin Mending the Damage Caused by Inflexible Capital Allocation Initiatives;

Says Lack of Unquestionably-Independent Board Members with Relevant Industry Experience Remains a Significant Shortcoming

Engine No. 1 Urges ExxonMobil Shareholders to Vote the WHITE Proxy Card TODAY “FOR”

its Independent, Highly Qualified Nominees

SAN FRANCISCO — May 14, 2021 — Engine No. 1, which has nominated four highly qualified, independent director candidates to the Exxon Mobil Corporation (NYSE: XOM) (“ExxonMobil” or the “Company”) Board of Directors (the “Board”), today announced that Institutional Shareholder Services Inc. (“ISS”), the nation’s leading independent proxy advisory firm, recommends that ExxonMobil shareholders vote the WHITE proxy card “FOR” the election of Engine No. 1’s highly qualified, independent director nominees Gregory J. Goff, Kaisa Heitala and Alexander A. Karsner to ExxonMobil’s Board of Directors in connection with the Company’s Annual Meeting of Shareholders to be held May 26, 2021.

Engine No. 1 commented, “We are pleased that ISS recognizes that the ExxonMobil Board requires new members with track records of transformative success in the energy sector to create sustainable, long-term value for shareholders in a changing industry and world. ISS’ recommendation is further validation of our belief that addressing the fundamental issues at ExxonMobil requires a Board that includes individuals with relevant energy industry experience and skills.

“Engine No. 1’s four independent nominees are accomplished business leaders who, as directors, will bring much-needed energy, capital allocation, and technological expertise to the Board and leverage it to help ensure ExxonMobil avoids the fate of other once-iconic American companies. We urge shareholders to protect their investment by voting the WHITE proxy card today FOR Engine No. 1’s nominees.”

In making its recommendation “FOR” Engine No. 1’s nominees ISS noted*:

•	“On the basis of operational performance alone, the dissident has made a compelling case that additional board change is needed to provide shareholders with sufficient confidence in the sustainability of XOM's business – an immediate concern, and one that should arguably take precedence in the order of operations over an assessment of the general sustainability of the industry.”

•	“The lack of unquestionably-independent board members with relevant industry experience remains a significant shortcoming. The absence of this experience can impair a board's ability to oversee management, particularly in such a technical field, and the capacities of individual directors can be misguided or even muted without the complement of an industry perspective. In this case, it appears that the board's ability to effectively oversee management was in fact compromised, as evidenced by the inflexible capital allocation practices that were allowed to set in over the past several years. Importantly, this oversight failure cannot be attributed to a lack of industry experience alone. The board includes several current or former CEOs, all of whom are presumably experienced with capital allocation. The signs were also detectable, and they were repeated, which together suggest that the board may have been overly deferential to management. This calls into question the board's willingness to address other uncomfortable and important issues, particularly if they have attendant concerns that are less immediate or more challenging to quantify – such as XOM's preparedness for an energy transition.”

•	“The dissident also presents convincing arguments about XOM's positioning for an energy transition, making the case that related issues need to be addressed in a more realistic and open manner… XOM models the future using demand and technology assumptions that may be credible in isolation, but appear to be overly-optimistic when assembled and considered holistically. More importantly, XOM does not provide enough information about these assumptions for shareholders to fully assess the viability of its strategy for an energy transition.”

•	“Although management's message about its commitment to the dividend has been consistent, the concerns raised by shareholders appear to be justified. Between 2017 and 2020, XOM incurred an $19.6 billion cumulative cash flow deficit. XOM also added $25.3 billion of debt over the period, bringing the total figure to $67.6 billion in 2020. Management has established a "hard limit" on total debt of $70 billion. This limitation could conceivably compromise the dividend if XOM continues to miss cash flow projections. In addition to concerns about reliability, there are concerns about dividend growth.”

Engine No. 1 encourages all ExxonMobil shareholders to review the materials set forth on www.ReenergizeXOM.com so that they can make an informed decision at the Company’s 2021 Annual Meeting regarding the future of ExxonMobil and their investment.

Vote the WHITE proxy card TODAY to Reenergize ExxonMobil.

*Engine No. 1 has neither sought nor obtained consent from ISS to use previously published information in this press release. Bolding and underline added for emphasis.

If you have any questions or need help in voting your shares, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED
Shareholders May Call: (877) 750-8310 (TOLL-FREE from the U.S. and Canada)
or +1(412) 232-3651 (from other countries)

About Engine No. 1

Engine No. 1 is an investment firm purpose-built to create long-term value by driving positive impact through active ownership. The firm also will invest in public and private companies through multiple strategies. For more information, please visit: www.Engine1.com.

Important Information

Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, “Engine No. 1”), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”); a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s shareholders and is, along with other relevant documents, available at no charge on Engine No. 1’s campaign website at https://reenergizexom.com/materials/ and the SEC website at http://www.sec.gov/.  Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on March 15, 2021. This document is available free of charge from the sources described above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Engine No. 1 disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results. Engine No. 1 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Except as otherwise expressly stated herein, any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contacts

Media Contacts
Gasthalter & Co.
Jonathan Gasthalter/Amanda Klein
212-257-4170
Engine1@gasthalter.com

Investor Contacts:
Innisfree M&A Incorporated
Scott Winter/Gabrielle Wolf
212-750-5833

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